UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

LANDEC CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

          ☐      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 15, 2009

TO THE STOCKHOLDERS OF LANDEC CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Landec Corporation (the “Company”) will be held on Thursday, October 15, 2009, at 1:30 p.m., local time, at the Seaport Conference Center, 459 Seaport Blvd., Redwood City, CA 94063 for the following purposes:

1.

To elect five directors to serve for a term expiring at the Annual Meeting of Stockholders held in the second year following the year of their election and until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 30, 2010;

3.	To approve the Company’s 2009 Stock Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

          Only stockholders of record at the close of business on August 17, 2009, are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

          All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or vote your shares by telephone or via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Geoffrey P. Leonard

GEOFFREY P. LEONARD
Secretary

Menlo Park, California
August 25, 2009

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET. IF A QUORUM IS NOT REACHED, THE COMPANY MAY HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 15, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

General

          The enclosed proxy is solicited on behalf of the Board of Directors of Landec Corporation (“Landec” or the “Company”), a Delaware corporation, for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, October 15, 2009, at 1:30 p.m., local time, or at any postponement or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Seaport Conference Center, 459 Seaport Blvd., Redwood City, CA 94063. The telephone number at that location is (650) 482-3500.

          The Company’s principal executive offices are located at 3603 Haven Avenue, Menlo Park, California 94025. The Company’s telephone number at that location is (650) 306-1650.

Solicitation

          These proxy solicitation materials are to be mailed on or about September 15, 2009, to all stockholders entitled to vote at the meeting. The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and the reimbursement of brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of BNY Mellon Shareowner Services, at an anticipated cost of $7,500, plus reimbursement of out-of-pocket expenses.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting To Be Held on October 15, 2009.

          This Proxy Statement and the Company’s Annual Report to stockholders are available at
http://phx.corporate-ir.net/phoenix.zhtml?c=65846&p=irol-reportsAnnual.

          You may also find a copy of this Proxy Statement and our Annual Report (with exhibits) on the SEC website at http://www.sec.gov. We will, upon written request and without charge, send you additional copies of our Annual Report (without exhibits) and this Proxy Statement. To request additional copies, please send your request by mail to Gregory S. Skinner, Chief Financial Officer, Landec Corporation, 3603 Haven Avenue, Menlo Park, CA 94025 (telephone number: (650) 306-1650). Exhibits to the Annual Report may be obtained upon written request to Mr. Skinner and payment of the Company’s reasonable expenses in furnishing such exhibits.

Voting Procedure

          You may vote by mail

          To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

          You may vote in person at the Annual Meeting

          We will pass out written ballots to anyone who wants to vote at the Annual Meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain proper documentation to vote your shares at the Annual Meeting.

          You may vote by telephone or electronically

          You may submit your proxy by following the Vote by Phone instructions accompanying the proxy card. If you have Internet access, you may submit your proxy from any location in the world by following the Vote by Internet instructions accompanying the proxy card.

          You may change your mind after you have returned your proxy card

          If you change your mind after you return your proxy card or submit your proxy by telephone or Internet, you may revoke your proxy at any time before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy card with a later date, or

•	voting in person at the Annual Meeting.

Voting

          Holders of Common Stock are entitled to one vote per share.

          Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. A majority of the shares entitled to vote, represented either in person or by proxy, will constitute a quorum for the transaction of business.

          The affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present is required for approval of proposals presented to stockholders. In addition, the shares voting affirmatively must also constitute at least a majority of the required quorum.

          The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in determining the approval of any matter submitted to stockholders for a vote. Accordingly, abstentions will have the same effect as a vote against a proposal.

          Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR election of the director nominees proposed by the Board of Directors, FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending May 30, 2010, FOR the proposal to approve the Company’s 2009 Stock Incentive Plan, and as the proxy holders deem advisable on other matters that may come before the meeting or any adjournment(s) thereof, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be counted for purposes of determining the presence of a quorum, but will not be considered as voting with respect to that matter.

Record Date and Share Ownership

          Only stockholders of record at the close of business on August 17, 2009, are entitled to notice of and to vote at the Annual Meeting. As of August 17, 2009, 26,358,815 shares of the Company’s Common Stock, par value $0.001 per share, were issued and outstanding.

Deadline for Receipt of Stockholder Proposals for the Company’s Annual Meeting of Stockholders in 2010

          If any stockholder desires to present a stockholder proposal at the Company’s 2010 Annual Meeting of Stockholders, such proposal must be received by the Secretary of the Company no later than May 18, 2010, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

          Also, if a stockholder does not notify the Company on or before August 1, 2010, of a proposal for the 2010 Annual Meeting of Stockholders, management intends to use its discretionary voting authority to vote on such proposal, even if the matter is not discussed in the proxy statement for the 2010 Annual Meeting of Stockholders.

Householding of Proxy Materials

          Some companies, brokers, banks, and other nominee record holders participate in a practice commonly known as “householding,” where a single copy of our Proxy Statement and Annual Report is sent to one address for the benefit of two or more stockholders sharing that address. Householding is permitted under rules adopted by the SEC as a means of satisfying the delivery requirements for proxy statements and annual reports, potentially resulting in extra convenience for stockholders and cost savings for companies. We will promptly deliver a separate copy of either document to you if you contact our Chief Financial Officer at the address listed above or call us at (650) 306-1650. If you are receiving multiple copies of our Proxy Statement and Annual Report at your household and wish to receive only one, please notify your bank, broker, or other nominee record holder, or contact our Chief Financial Officer at the address listed above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

          The Company’s Bylaws currently provide for not less than five (5) nor more than nine (9) directors, with the exact number fixed at nine (9), and the Company’s Certificate of Incorporation provide for the classification of the Board of Directors into two classes serving staggered terms. The Company’s Board of Directors currently consists of nine persons, including four Class 1 directors and five Class 2 directors. Each Class 1 and Class 2 director is elected for a two year term, with Class 2 directors elected in odd numbered years (e.g., 2009) and the Class 1 directors elected in even numbered years (e.g., 2010). Accordingly, at the Annual Meeting, five Class 2 directors will be elected.

          The Board of Directors has nominated the persons named below to serve as Class 2 directors until the next odd numbered year annual meeting during which their successors will be elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s five (5) nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Assuming a quorum is present, the five (5) nominees for director receiving at least a majority of votes cast at the Annual Meeting will be elected.

Nominees For Class 2 Directors

Class 2 Directors

Name of Nominee	Age	Principal Occupation	Director Since

Gary T. Steele	60	President, Chief Executive Officer and Chairman of	1991
		the Board of Directors of the Company
Duke K. Bristow, Ph.D.	52	Economist, University of Southern California	2004
Dean Hollis	49	Retired President and Chief Operating Officer,	2009
		ConAgra Foods, Inc. Consumer Foods and
		International Division
Robert Tobin	71	Retired Chief Executive Officer, Ahold, USA	2004
Nicholas Tompkins	54	Chairman of the Board of Apio, Inc.	2003

          Except as set forth below, each of the Class 2 directors has been engaged in the principal occupation set forth next to his name above during the past five years.

          Gary T. Steele has served as President, Chief Executive Officer and a director since September 1991 and as Chairman of the Board of Directors since January 1996. Mr. Steele has over 27 years of experience in the biotechnology, instrumentation and material science fields. From 1985 to 1991, Mr. Steele was President and Chief Executive Officer of Molecular Devices Corporation, a bioanalytical instrumentation company. From 1981 to 1985, Mr. Steele was Vice President, Product Development and Business Development at Genentech, Inc., a biomedical company focusing on pharmaceutical drug development. Mr. Steele has also worked with McKinsey and Co. and Shell Oil Company. Mr. Steele received a B.S. from Georgia Institute of Technology and an M.B.A. from Stanford University.

          Duke K. Bristow, Ph.D. has served as a director since September 2004. Dr. Bristow has academic appointments with the Marshall School of Business at the University of Southern California (“USC”) and with the Henry Samueli School of Engineering at the University of California, Los Angeles (“UCLA”). He teaches engineering economics at UCLA where he has been an economist since 1995. In August 2006, he began teaching finance at USC. His research focuses on corporate governance, corporate finance and entrepreneurship. Dr. Bristow is an advisor to a number of private and public organizations. Previously, he was with Eli Lilly & Company, a leading life science firm, for ten years. He held management positions in the pharmaceutical, medical device and diagnostics divisions and in corporate finance. He holds a B.S. in Chemical Engineering from Purdue University, an M.B.A. from Indiana University, and a Ph.D. in Financial Economics from UCLA.

          Dean Hollis has served as a director since July 30, 2009. Mr. Hollis was most recently President and Chief Operating Officer of the Consumer Foods and International Division of ConAgra Foods, Inc. (“ConAgra”). Mr. Hollis had management responsibility for ConAgra’s consumer and customer branded businesses consisting of over 40 global brands in 110 countries. During Mr. Hollis’ 21 years with ConAgra, he had a broad array of responsibilities, including Executive Vice President, Retail Products; President, Frozen Foods; President, Grocery Foods; President, Specialty Foods; and President, Gilardi Foods. Currently, Mr. Hollis is a Senior Advisor for Oaktree Capital Management, L.P. (“Oaktree”). He also serves on the board for Pierre Foods, an Oaktree portfolio company and on the Executive Advisory Board for ICG Commerce. Mr. Hollis is a graduate of Stetson University where he currently serves on its board.

          Robert Tobin has served as a director since December 2004. Mr. Tobin retired from his position as Chief Executive Officer of Ahold USA in 2001. Mr. Tobin has over 40 years of industry experience in the food retail and food service sector, having served as Chairman and CEO of Stop and Shop Supermarkets. An industry leader, Mr. Tobin serves on the advisory boards of the College of Agriculture and Life Sciences and the Undergraduate Business Program at Cornell University where he received his B.S. in Agricultural Economics.

          Nicholas Tompkins has served as a director since October 2003. Mr. Tompkins has been the Chairman of the Board of Apio, Inc. (“Apio”), a wholly-owned subsidiary of Landec, since January 2008. Prior to becoming the Chairman of the Board of Apio, Mr. Tompkins was the Chief Executive Officer of Apio, a position he had held since Apio’s inception in 1979. Landec acquired Apio in December 1999. Mr. Tompkins is also a current board member and past chairman of the Ag Business Advisory Council for California Polytechnic State University in San Luis Obispo, California. He has also been a member of the board of directors of the United Fresh Fruit and Vegetable Association for the past six years and was Chairman of that organization in 2005 and 2006. Mr. Tompkins received a B.S. in Agricultural Business from California State University, Fresno.

Class 1 Directors

          Directors continuing in office until the 2010 Annual Meeting of Stockholders:

Name of Director	Age	Principal Occupation	Director Since

Frederick Frank	76	Vice Chairman, Peter J. Solomon Company	1999
Steven Goldby	69	Partner, Venrock	2008
Stephen E. Halprin	71	Retired General Partner of OSCCO Ventures	1988
Richard S. Schneider, Ph.D.	68	Retired General Partner, Domain Associates	1991

          Except as set forth below, each of the Class 1 directors has been engaged in the principal occupation set forth next to his name above during the past five years. There is no family relationship between any director and executive officer of the Company.

          Frederick Frank has served as director since December 1999. Mr. Frank is Vice Chairman of Peter J. Solomon Company (“Solomon”), an investment banking and advisory firm. Before joining Solomon, Mr. Frank was Vice Chairman of Lehman Brothers, Inc. (“Lehman”) and Barclays Capital. Before joining Lehman as a Partner in October 1969, Mr. Frank was co-director of research, as well as Vice President and Director of Smith Barney & Co. Incorporated. During his 50 years on Wall Street, Mr. Frank has been involved in numerous financings and merger and acquisition transactions. He serves on the board of directors of several companies, including Pharmaceutical Product Development, Inc., PDL BioPharma, and Institute for Systems Biology. Mr. Frank is Chairman of the National Genetics Foundation and he serves on the Advisory Boards for Yale School of Organization and Management, Johns Hopkins Bloomberg School of Public Health, the Massachusetts Institute of Technology Center of Biomedical Innovation and the Harvard School of Public Health. He is a graduate of Yale University, received an M.B.A. from Stanford University and is a Chartered Financial Analyst.

          Steven Goldby has been a director since December 2008. Mr. Goldby has been a Partner at Venrock, a venture capital firm, since 2007. Mr. Goldby was Chairman and Chief Executive Officer of Symyx Technologies, Inc. (“Symyx”) from 1998 to 2007; he became the Executive Chairman in 2008, and Chairman in 2009. Before joining Symyx, Mr. Goldby served as Chief Executive Officer for more than ten years at MDL Information Systems, Inc., the enterprise software company that pioneered scientific information management. Earlier, Mr. Goldby held various management positions at ALZA Corporation, including President of Alza Pharmaceuticals. Mr. Goldby received a B.S. degree in chemistry from the University of North Carolina and a law degree from Georgetown University Law Center.

          Stephen E. Halprin has served as a director since April 1988. From 1968 until his retirement in 2005, Mr. Halprin was a General Partner of OSCCO Ventures, a venture capital firm. Mr. Halprin received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from Stanford University.

          Richard S. Schneider, Ph.D. has served as a director since September 1991. From October 1990 until his retirement in 1999, Dr. Schneider was a general partner of Domain Associates L.L.C., a venture capital firm. Dr. Schneider has over 25 years of product development experience in the fields of medical devices and biotechnology. Prior to pursuing a career in venture capital, Dr. Schneider was Vice President of Product Development at Syva/Syntex Corporation and President of Biomedical Consulting Associates. He is a member of the board of directors of a number of privately-held life science companies. Dr. Schneider received a B.S. from the University of California at Berkeley and received a Ph.D. in chemistry from the University of Wisconsin, Madison.

Board of Directors Meetings and Committees

          The Board of Directors held a total of eight meetings during the fiscal year ended May 31, 2009. Each director attended at least 75% of all Board and applicable committee meetings during fiscal year 2009. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which operates under a written charter approved by the Board of Directors. The Company has also formed a Technology Committee. It is our policy to encourage the members of the Board of Directors to attend the Company’s annual meeting of stockholders. All eight directors attended our 2008 annual meeting of shareholders.

          The Audit Committee currently consists of Mr. Halprin (Chairman), Dr. Bristow and Mr. Goldby, each of whom the Board of Directors has determined meets the current independence requirements of the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market, Inc. (“Nasdaq”). The Audit Committee assists the Board of Directors in its oversight of Company affairs relating to the quality and integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor, and the Company’s compliance with legal and regulatory requirements. The Audit Committee is responsible for appointing, compensating, retaining and overseeing the Company’s independent auditor, approving the services performed by the independent auditors and for reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The Sarbanes-Oxley Act of 2002 and rules adopted by the SEC require us to disclose whether the Audit Committee includes at least one member who is an “audit committee financial expert” within the meaning of such Act and rules. The Board of Directors has determined that Mr. Halprin, Mr. Goldby and Dr. Bristow are “audit committee financial experts” within the meaning of applicable SEC rules and regulations. The Audit Committee held ten meetings during fiscal year 2009. Please see the section entitled “Audit Committee Report” for further matters related to the Audit Committee.

          The Compensation Committee currently consists of Dr. Schneider (Chairman), Mr. Frank and Mr. Tobin, each of whom the Board of Directors has determined meets the current independence requirements of the SEC and Nasdaq. The function of the Compensation Committee is to review and set the compensation of the Company’s Chief Executive Officer and certain of the Company’s most highly compensated officers, including salary, bonuses and other incentive plans, stock equity and other forms of compensation, to administer the Company’s stock plans and approve stock equity awards and to oversee the career development of senior management. The Compensation Committee held three meetings during fiscal year 2009. Please see the section entitled “Executive Compensation and Related Information” for further matters related to the Compensation Committee, including its report for the fiscal year ended May 31, 2009.

          The Nominating and Corporate Governance Committee currently consists of Mr. Frank (Chairman) and Mr. Tobin, each of whom the Board of Directors has determined meets the current independence requirements of the SEC and Nasdaq. The functions of the Nominating and Corporate Governance Committee are to recommend qualified candidates for election as officers and directors of the Company and oversee the Company’s corporate governance policies. The Nominating and Corporate Governance Committee held two meetings during fiscal year 2009.

          The Nominating and Corporate Governance Committee will consider director nominees proposed by current directors, officers, employees and stockholders. Any stockholder who wishes to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by writing to the Secretary of the Company, Geoffrey P. Leonard of Ropes & Gray LLP, One Embarcadero Center, Suite 2200, San Francisco, CA 94111, and providing the candidate’s name, biographical data and qualifications. In selecting candidates for the Board of Directors, the Nominating and Corporate Governance Committee strives for a variety of experience and background that adds depth and breadth to the overall character of the Board of Directors. The Nominating and Corporate Governance Committee evaluates potential candidates using standards and qualifications such as the candidates’ business experience, independence, diversity, skills and expertise to collectively establish a number of areas of core competency of the Board of Directors, including business judgment, management and industry knowledge. Further criteria include a candidate’s integrity and values, as well as the willingness to devote sufficient time to attend meetings and participate effectively on the Board of Directors and its committees.

          The Technology Committee currently consists of Dr. Schneider (Chairman), Dr. Bristow and Mr. Halprin, each of whom the Board of Directors has determined meets the current independence requirements of the SEC and Nasdaq. The function of the Technology Committee is to provide advice and recommendations to the Board of Directors and to management with regard to technology strategies aimed at addressing current and future markets, product development and new product introductions and enhancing the Company’s long-term growth. The Technology Committee held one meeting during fiscal year 2009.

Corporate Governance

          The Company provides information about its corporate governance policies, including the Company’s Code of Ethics, and charters for the Audit, Nominating and Corporate Governance and Compensation Committees of the Board of Directors on the Corporate Governance page of its website. The website can be found at www.landec.com.

          The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of Nasdaq and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	A majority of the board members are independent;

•	All members of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Technology Committee are independent;

•

The independent members of the Board of Directors meet at least twice per year in executive sessions without the presence of management and the Board of Directors has designated a lead independent director who, among other duties, will be responsible for presiding over executive sessions of the independent directors;

•

The Company has an ethics hotline available to all employees, and the Audit Committee has procedures in place for the anonymous submission of employee complaints regarding accounting, internal controls, or auditing matters; and

•

The Company has adopted a Code of Ethics that applies to all of its employees, including its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer, as well as the Board of Directors. Any substantive amendments to the Code of Ethics or grant of any waiver, including any implicit waiver, from a provision of the Code of Ethics to the Company’s principal executive officer, principal financial officer or principal accounting officer, will be disclosed either on the Company’s website or in a report on Form 8-K.

          The Board has determined that each member of the Board, other than Mr. Steele and Mr. Tompkins, is an independent director under applicable Nasdaq listing standards and SEC rules. Mr. Steele does not meet the independence standards because he was an employee of the Company during fiscal year 2009 and, in the case of Mr. Tompkins, based on the information disclosed under “Certain Relationships and Related Transactions” herein.

          Mr. Halprin currently serves as the Company’s lead independent director.

Stockholder Communications

          Our Board of Directors welcomes communications from our stockholders. Stockholders and other interested parties may send communications to the Board of Directors, the non-management directors or the independent directors as a group, or to any director in particular or the lead independent director, c/o Gregory S. Skinner, Chief Financial Officer, Landec Corporation, 3603 Haven Avenue, Menlo Park, CA 94025. Any correspondence addressed to the Board of Directors or to any one of our directors in care of Mr. Skinner will be promptly forwarded to the addressee. The independent directors of the Board of Directors review and approve the stockholder communication process periodically to ensure effective communication with stockholders.

Compensation of Directors

          The following table sets forth compensation information for the fiscal year ended May 31, 2009, for each member of our Board of Directors who was not also an executive officer during fiscal year 2009. An executive officer who serves on our Board does not receive additional compensation for serving on the Board. See “Summary Compensation Table” and “Grants of Plan-Based Awards” for disclosures related to our Chairman of the Board, President and Chief Executive Officer, Gary T. Steele.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Total ($)

Duke K. Bristow, Ph.D.	37,500	28,881	14,054	80,435
Frederick Frank (1)	28,500	28,881	14,054	71,435
Steven Goldby	9,833	17,210	3,782	30,825
Stephen E. Halprin	42,500	28,881	14,054	85,435
Kenneth E. Jones (3)	46,500	15,655	13,770	75,925
Richard S. Schneider, Ph.D.	33,500	28,881	14,054	76,435
Robert Tobin	28,500	28,881	14,054	71,435
Nicholas Tompkins	26,500	28,881	11,992	67,373

(1)	Pursuant to an agreement with the Company, the fees earned by Mr. Frank have been deferred.

(2)

These amounts reflect the expense recognized for financial statement reporting purposes in fiscal year 2009 in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment (“123R”). The assumptions used to calculate the value of option awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year ended May 31, 2009.

(3)	Mr. Jones retired as a member of the Board of Directors on July 30, 2009.

          At May 31, 2009, the aggregate number of stock awards and option awards outstanding was: Dr. Bristow – 53,334 shares; Mr. Frank – 113,334 shares; Mr. Goldby – 20,000 shares; Mr. Halprin – 93,334 shares; Mr. Jones – 11,667 shares; Dr. Schneider – 93,334 shares; Mr. Tobin – 53,334 shares; and Mr. Tompkins – 13,334 shares.

          For fiscal year 2009, each non-employee director earned $20,000 per year for service as a member of our Board of Directors. In addition, each director who served as the Chairman of the Compensation Committee received an annual retainer of $5,000, each director who served on the Audit Committee received an annual retainer of $10,000, with the Chairman of the Audit Committee receiving an annual retainer of $15,000, and each director who served as the lead independent director received an annual retainer of $10,000.

          Additionally, for fiscal year 2009, each non-employee director received $1,000 for each meeting of the Board attended in person ($500 if attended by phone), $500 for each meeting of a Committee attended in person, and $1,000 for each stockholder meeting attended by the director. Reasonable out-of-pocket expenses incurred by a director to attend Board meetings, Committee meetings or stockholder meetings in his or her capacity as a director were reimbursed.

Required Vote

          The election of the five (5) class 2 director nominees requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote and constituting at least a majority of the required quorum. This means that in order for a director to be elected, the number of shares voted “FOR” a director must exceed the number of votes cast against that director. As such, a “WITHHOLD” vote is effectively a vote against a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

          The Audit Committee has appointed the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending May 30, 2010, and recommends that the stockholders vote for ratification of this appointment. In the event the stockholders do not ratify such appointment, the Audit Committee will reconsider its selection. Ernst & Young LLP has audited the Company’s financial statements since the fiscal year ending October 31, 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firms

          The following table presents the aggregate fees billed to the Company for professional services rendered by Ernst & Young LLP and McGladrey & Pullen, LLP (“McGladrey”) for the fiscal years ended May 31, 2009 and May 25, 2008.

Fee Category	Fiscal 2009	Fiscal 2008

Audit Fees (Ernst & Young) (1)	$782,307	$906,688
Audit Fees (McGladrey & Pullen) (2)	$0	$284,785
Tax Fees (Ernst & Young (3)	$40,000	$0
Tax Fees (McGladrey & Pullen) (4)	$0	$82,500
All Other Fees	$0	$0

Total	$822,307	$1,273,973

(1)	Audit fees for Ernst & Young LLP in fiscal year 2009 include the fees for the review of the Company’s first and second quarters of fiscal year 2009 and the audit for fiscal year 2009.

(2)

Audit fees for McGladrey include the fees for the review of the Company’s third fiscal quarter, actual direct expenses and travel time and the fiscal year 2008 audit fees incurred by McGladrey prior to their dismissal on June 5, 2008.

(3)	Tax fees were for the conversion of Landec Ag, Inc. to a single entity LLC owned by the Company.

(4)	Tax fees were for ETI tax deduction work performed by McGladrey.

          Audit Fees were for professional services rendered for the integrated audit of the Company’s annual financial statements and internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, for the review of the Company’s interim financial statements included in the Company’s Forms 10-Q, and for assistance with and review of documents filed by the Company with the SEC.

Audit Committee Pre-Approval Policies

          The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval, and the fees for the services performed to date. The Audit Committee, or its designee, may also pre-approve particular services on a case-by-case basis.

          Changes to the Independent Auditors

          On June 5, 2008, the Audit Committee dismissed McGladrey as the Company’s independent registered public accounting firm. McGladrey was engaged to be the Company’s independent registered public accounting firm on January 2, 2008 and did not issue a report for any fiscal year. McGladrey has stated that during the period of its engagement from January 2, 2008 to June 5, 2008: (a) there were disagreements between McGladrey and the Company on certain matters of accounting principles or practices and financial statement disclosure, which, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to such matter in its report (the “Disagreements”), and (b) information had come to McGladrey’s attention that if further investigated may have materially impacted the fairness of the Company’s fiscal year 2007 and 2008 financial statements, which would be a reportable event, as that term is defined in Item 304(a)(1)(v)(C) and (D) of Regulation S-K (the “Reportable Events” and together with the Disagreements, the “Accounting Issues”). The Audit Committee has discussed each of the Accounting Issues below with McGladrey. In addition, the Company has authorized McGladrey to respond fully to the inquiries of the Company’s successor independent registered public accounting firm concerning the subject matter of each Accounting Issue. The specific accounting questions raised by McGladrey relate to technical interpretations of accounting pronouncements regarding:

(a)

whether the Company properly recorded the gain on the sale of Fielder’s Choice Direct to Monsanto Company and the revenue recognition from the licensing portion of the agreement governing that transaction;

(b)

whether the repurchase of the Apio and Landec Ag, LLC. (“Landec Ag”) subsidiary options should have been accounted for as a purchase of minority interest which would have resulted in the Company recording the amount of the repurchase as an asset instead of as a reduction to equity as recorded by the Company in accordance with SFAS 123(R);

(c)	whether the Company is the primary beneficiary of Landec Ag which is the key determinant as to whether Landec Ag should be deconsolidated or not; and

(d)

whether the specifics of certain deferred tax assets and liabilities and the corresponding valuation allowance should have been detailed in the Company’s footnotes to its financial statements for the fiscal year ended May 27, 2007.

          On June 5, 2008, the Audit Committee appointed Ernst & Young LLP as its successor independent registered public accounting firm to audit the Company’s financial statements for fiscal year 2008. Ernst & Young LLP had previously audited the Company’s financial statements for each of the two fiscal years in the period ended May 27, 2007, and reviewed the Company’s financial statements for the first two fiscal quarters of fiscal year 2008 and in the subsequent interim period through January 2, 2008. Given that Ernst & Young LLP was the Company’s independent registered public accounting firm at the time the Company had to account for the transactions which are the subject of the Accounting Issues, the Company did, at McGladrey’s request, consult with Ernst & Young LLP on such matters. Ernst & Young LLP’s views and the Company’s views on the Accounting Issues are that the Company’s financial statements, as previously filed with the SEC, reflect appropriate and acceptable accounting treatment of such transactions.

Required Vote

          The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present at the Annual Meeting in person or by proxy and entitled to vote and constituting at least a majority of the required quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MAY 30, 2010.

PROPOSAL NO. 3

APPROVAL OF THE 2009 STOCK INCENTIVE PLAN

          At the Annual Meeting, stockholders are being asked to approve the Landec Corporation 2009 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering key service providers the opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

          The following is a summary of the principal features of the Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Plan. A copy of the Plan is attached as Appendix A to this proxy statement.

General

          The Plan contains the following compensation and corporate governance best practices:

•

If approved by the Company’s stockholders, a total of 1,900,000 shares of the Company’s common stock (individually, a “Share” and collectively, the “Shares”) will be available under the Plan. This is equal to approximately 7% of the Company’s total outstanding Shares.

•

Awards to non-employee directors are not automatically granted under the Plan; they are discretionary. However, a non-employee director may not receive awards exceeding 30,000 Shares in any fiscal year.

•	Stock options and stock appreciation rights must be granted with an exercise price of at least 100% of the fair market value on the date of grant.

•	Repricing of stock options and stock appreciation rights is prohibited unless stockholder approval is obtained.

•	The Plan has a seven-year life span.

          The Plan was approved by the Board of Directors on July 30, 2009 subject to the approval of the Company’s stockholders. The Plan will become effective upon its approval by the stockholders at the Annual Meeting and will supersede the Company’s 2005 Stock Incentive Plan (the “Existing Equity Plan”) (i.e., no further awards will be made under the Existing Equity Plan on or after the effective date of the Plan). However, the Plan will not, in any way, affect outstanding awards previously granted under the Existing Equity Plan or any other Company equity award plan. If the stockholders do not approve the Plan, no awards will be granted under the Plan and the Existing Equity Plan will continue in effect in accordance with its terms. If the Existing Equity Plan remains in effect because the Plan is not approved by stockholders, Landec’s ability to include equity compensation as part of our directors’ and employees’ total compensation package will be severely limited because there are less than 13,000 shares available for grant under the Existing Equity Plan.

          All awards under the Plan will be made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the Plan are not determinable.

          As of August 17, 2009, the fair market value of a Share was $5.94.

Share Reserve

          The aggregate number of Shares that will be available for issuance under the Plan is 1,900,000 Shares, which constitutes approximately 7% of the Company’s total outstanding Shares. If awards under the Plan are forfeited or terminate before being exercised, then the Shares underlying those awards will again become available for awards under the Plan. Shares that are used by a participant to pay withholding taxes or as payment for the exercise price of an award shall cease to be available under the Plan. Stock appreciation rights will be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the stock appreciation rights. To the extent an award under the Plan is paid out in cash rather than Shares, such cash payment shall not result in a reduction of the number of Shares available for issuance under the Plan. Any dividend equivalents distributed as Share equivalents under the Plan shall be applied against the number of Shares available for awards.

          Under the Plan, no recipient may be awarded any of the following during any fiscal year: (i) stock options covering in excess of 500,000 Shares; (ii) restricted stock and stock units covering in excess of 250,000 Shares; or (iii) stock appreciation rights covering more than 500,000 Shares. In addition, awards to non-employee directors are discretionary. However, a non-employee director may not be granted awards covering in excess of 30,000 Shares in the aggregate during any fiscal year.

          In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in another form that has a material effect on the price of Shares, a stock split or reverse stock split, a recapitalization, reorganization, merger, liquidation, spin-off, exchange of Shares or a similar occurrence, the Compensation Committee will, in its discretion, make appropriate adjustments to the number of Shares and kind of shares or securities issuable under the Plan (on both an aggregate and per-participant basis) and under each outstanding award. Appropriate adjustments will also be made to the exercise price of outstanding options and stock appreciation rights.

Administration

          The Compensation Committee will administer the Plan with respect to persons who are subject to Section 16 of the Securities Exchange Act of 1934 and awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee or a subcommittee thereof will administer the Plan with respect to all awards. The Compensation Committee has complete discretion, subject to the provisions of the Plan, to authorize the grant of stock options, restricted stock, stock units and stock appreciation rights awards under the Plan.

Eligibility and Types of Awards Under the Plan

          The Plan permits the granting of stock options, stock appreciation rights, stock units and restricted stock. Stock appreciation rights may be awarded in combination with stock options or restricted stock, and such award shall provide that the stock appreciation rights will not be exercisable unless the related stock options or restricted stock are forfeited. Restricted stock may be awarded in combination with nonstatutory stock options, and such award may provide that the restricted stock will be forfeited in the event that the related nonstatutory stock options are exercised.

          Employees (including executive officers) and consultants of the Company, any parent, subsidiary or affiliate of the Company, and non-employee directors of the Company will be eligible to participate in the Plan. As of August 17, 2009, approximately 120 employees (including employee directors and executive officers), no consultants and 8 non-employee directors would have been eligible to participate in the Plan, if the Plan had been in effect as of that date.

          Options

          The Plan administrator may grant nonstatutory stock options or incentive stock options (which are entitled to favorable tax treatment) under the Plan. The number of Shares covered by each stock option granted to a participant will be determined by the Compensation Committee.

          The stock option exercise price must be at least 100% of the fair market value of a Share on the date of grant (110% for incentive stock options granted to stockholders who own more than 10% of the total outstanding Shares of the Company, its parent or any of its subsidiaries). Each stock option award will be evidenced by a stock option agreement which will specify the date when all or any installment of the award is to become exercisable. The stock option agreement shall also specify the term of the option. A stock option agreement may provide for accelerated vesting in the event of the participant’s death, disability, or other events. Notwithstanding any other provision of the Plan, no option can be exercised after the expiration date provided in the applicable stock option agreement. Repricing of stock options is prohibited unless stockholder approval is obtained. The exercise price of stock options must be paid at the time the Shares are purchased. Consistent with applicable laws, regulations and rules, payment of the exercise price of stock options may be made in cash (including by check, wire transfer or similar means), by cashless exercise, by surrendering or attesting to previously acquired Shares, or by any other legal consideration.

          Unless otherwise provided by the Compensation Committee, unvested stock options will generally expire upon termination of the participant’s service and vested stock options will generally expire 6 months following such termination. The term of a stock option shall not exceed 7 years from the date of grant (5 years for incentive stock options granted to stockholders who own more than 10% of the total outstanding Shares of the Company, its parent or any of its subsidiaries).

          Restricted Stock

          The Compensation Committee may grant awards of Shares under the Plan. Participants may or may not be required to pay cash consideration to the Company at the time of grant of such Shares. The number of Shares associated with each stock grant will be determined by the Compensation Committee, and each grant shall be subject to vesting conditions established by the Compensation Committee. Shares that are subject to such conditions are “restricted,” i.e. subject to forfeiture, if the performance goals and/or other conditions are not satisfied. When the restricted stock award conditions are satisfied, then the participant is vested in the Shares and has complete ownership of the Shares. A stock grant agreement may provide for accelerated vesting in the event of the participant’s death, disability or other events. A holder of a stock grant under the Plan will have the same voting, dividend and other rights as the Company’s other stockholders; provided, however, that the holder may be required to invest any cash dividends received in additional Shares.

          Stock Units

          The Compensation Committee may award stock units under the Plan. Participants are not required to pay any consideration to the Company at the time of grant of a stock unit. The number of Shares covered by each stock unit award will be determined by the Compensation Committee. A stock unit is a bookkeeping entry that represents a Share. A holder of stock units will have no voting rights, but may have a right to dividend equivalents, subject to applicable laws, which may be settled in cash, Shares or a combination of both. A stock unit is similar to restricted stock in that the Compensation Committee may establish performance goals and/or other conditions that must be satisfied before the participant can receive any benefit from the stock unit. When the participant satisfies the conditions of the stock unit award, the Company will pay the participant cash or Shares or any combination of both to settle the vested stock units. Settlement may be in the form of a lump sum or in installments, and may occur or commence when the vesting conditions are satisfied or may be deferred, subject to applicable laws, to a later date. Conversion of the stock units into cash may be based on the average of the fair market value of a Share over a series of trading days or on other methods. A stock unit agreement may provide for accelerated vesting in the event of the participant’s death, disability or other events. Stock units granted to non-employee directors will generally be fully vested at the time of grant.

          Stock Appreciation Rights

          The Compensation Committee may grant stock appreciation rights under the Plan. The number of Shares covered by each stock appreciation right will be determined by the Compensation Committee. Upon exercise of a stock appreciation right, the participant will receive payment from the Company in an amount determined by multiplying (a) the difference between (i) the fair market value of a Share on the date of exercise and (ii) the exercise price times (b) the number of Shares with respect to which the stock appreciation right is exercised. Stock appreciation rights granted to non-employee directors will generally be fully vested at the time of grant.

          The exercise price of a stock appreciation right is established by each stock appreciation right agreement and may not be less than 100% of the fair market value of a Share on the date of grant. The stock appreciation right agreement will specify the date when all or any installment of the award is to become exercisable. A stock appreciation right agreement may provide for accelerated vesting in the event of the participant’s death, disability or other events. Repricing of stock appreciation rights is prohibited unless stockholder approval is obtained. Stock appreciation rights may be paid in cash or Shares or any combination of both, as determined by the Compensation Committee, in its sole discretion.

          Unless otherwise provided by the Compensation Committee, unvested stock appreciation rights will generally expire upon termination of the participant’s service and vested stock appreciation rights will generally expire 6 months following such termination. The term of a stock appreciation rights shall not exceed 7 years from the date of grant.

          Transfer of Awards

          Unless otherwise provided in the applicable award agreement, and then only to the extent permitted by applicable law, awards under the Plan may not be transferred by the holder thereof, other than by will or by the laws of descent and distribution.

          Performance Goals

          Awards under the Plan may be made subject to performance conditions in addition to time-vesting conditions. Such performance conditions may be established and administered in accordance with the requirements of Code Section 162(m) for awards intended to qualify as “performance-based compensation” thereunder. Performance conditions under the Plan shall utilize one or more objective measurable performance goals as determined by the Compensation Committee based upon one or more factors, including, but not limited to: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added; (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) writeoffs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) regulatory activity; (xxv) manufacturing, production or inventory; (xxvi) mergers and acquisitions or divestitures; and/or (xxvii) financings, each with respect to the Company and/or one or more of its parent, subsidiaries, affiliates or operating units. To the extent consistent with the requirements of Code Section 162(m), the Compensation Committee may provide that the performance goals applicable to an award will be adjusted in an objectively determinable manner to reflect events (such as acquisitions and dispositions) that affect the performance goals during the applicable performance period. Awards to participants who are not subject to the limitations of Code Section 162(m) may be determined without regard to performance goals and may involve the Compensation Committee’s discretion.

Acceleration of Awards upon a Merger or Sale of Assets

          In the event of a change in control of the Company, all outstanding awards will be subject to the applicable agreement of merger or reorganization which may provide for the assumption, substitution or continuation of outstanding awards, accelerated vesting, or cancellation without consideration, in all cases without participant consent.

Amendment and Termination

          The Board of Directors may amend the Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent such approval is required by applicable laws, regulations or rules. The Board of Directors may terminate the Plan at any time and for any reason. The term of the Plan is 7 years from the date of stockholder approval. The Plan is currently set to terminate at the 2016 Annual Meeting unless re-adopted or extended by the stockholders prior to or on such date. The termination or amendment of the Plan may not impair any award previously made under the Plan.

New Incentive Plan Benefits

          The future benefits or amounts that would be received under the Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to these persons for the last completed fiscal year if the plan had been in effect cannot be determined.

Federal Income Tax Consequences

          The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the Plan.

          A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For nonstatutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the Shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the Shares generally will be a capital gain or loss.

          The acquisition of Shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such Shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the Shares for the legally-required period (2-years from the date of grant and 1-year from the date of exercise). If the Shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the Shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.

          For awards of restricted stock, unless the participant elects to be taxed at the time of receipt of the restricted stock, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary income equal to the fair market value of the Shares at the time of vesting less the amount (if any) paid for such Shares.

          A participant is not deemed to receive any taxable income at the time an award of stock units is granted. When vested stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of Shares received less the amount (if any) paid for such stock units.

          At the discretion of the Compensation Committee, the Plan allows a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have Shares withheld, and/or by delivering to the Company already-owned Shares.

          If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to each of the Company’s other three most highly compensated executive officers, other than the chief financial officer. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of Shares with respect to which awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the Company’s stockholders. The Plan is structured with the intention that compensation resulting from awards under the Plan may qualify as “performance-based compensation” and, if so qualified, would be deductible. Such continued treatment is subject to, among other things, approval of the Plan by the Company’s stockholders. Accordingly, the Company is seeking such approval.

          A participant who defers the payout of an award or the delivery of proceeds payable upon an award exercise will recognize ordinary income at the time of payout in the same amounts as described above. If the participant receives Shares, any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss. Any deferrals made under the Plan, including awards granted under the Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of Internal Revenue Code of 1986, as amended, to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20 percent federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states (such as California), have laws similar to Section 409A and as a result, failure to comply with such similar laws may result in additional state income, penalty and interest charges. The Company intends to structure any deferrals and awards under the Plan to meet the applicable tax law requirements.

Equity Compensation Plan Information

          The following table summarizes information with respect to options and other equity awards under Landec’s equity compensation plans as May 31, 2009:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	1,722,792		$6.26	75,808	(3)
Equity compensation plans not approved by security holders	386,753	(4)	$5.91	0

Total	2,109,545		$6.19	75,808

(1)	Includes only options and restricted stock units outstanding under Landec’s equity compensation plans, as no stock warrants or other rights were outstanding as of May 31, 2009.

(2)	The weighted average exercise price of outstanding options, warrants and rights does not take restricted stock units into account as restricted stock units have no purchase price.

(3)	Represents shares remaining for issuance pursuant to the 2005 Stock Incentive Plan.

(4)

Represents shares remaining for issuance pursuant to options that are outstanding under the 1996 Non-Executive Stock Option Plan and the New Executive Stock Option Plan, both of which have been terminated, and no future awards will be made pursuant to such plans. A description of these plans is set forth under Note 9 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2009.

The 1996 Non-Executive Stock Option Plan

          The 1996 Non-Executive Stock Option Plan authorized the grant of non-qualified stock options to employees, including officers, and outside consultants of the Company. The plan was not approved by the Company’s stockholders. The exercise price of the options was equal to the fair market value of the Company’s Common Stock on the date the options were granted. As amended in 1999, 1,500,000 shares were authorized to be issued under this plan. Options generally were exercisable upon vesting and generally vested ratably over four years. The 1996 Non-Executive Stock Option Plan was terminated, and no future awards will be made pursuant to such plan.

The New Executive Stock Option Plan

          The New Executive Stock Option Plan authorized the grant of non-statutory stock options to officers of the Company or officers of Apio or Landec Ag LLC whose employment with each of those companies began after October 24, 2000. The plan was not approved by the Company’s stockholders. The exercise price of the non-statutory stock options was no less than 100% and 85%, for named executive officers and officers other than named executive officers, respectively, of the fair market value of the Company’s Common Stock on the date the options were granted. Options generally were exercisable upon vesting and generally vested ratably over four years. 210,000 shares were authorized to be issued under this plan. The New Executive Stock Option Plan was terminated, and no future awards will be made pursuant to such plan.

Required Vote

          The affirmative vote of the holders of a majority of the Shares present at the Annual Meeting in person or by proxy and entitled to vote and constituting at least a majority of the required quorum is required to approve the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE 2009 STOCK INCENTIVE PLAN.

AUDIT COMMITTEE REPORT

          The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act.

Composition

          The Audit Committee of the Board of Directors consists of the three directors whose names appear below and operates under a written charter adopted by the Board of Directors. Each member of the Audit Committee meets the independence and financial experience requirements of Nasdaq and the SEC currently in effect. In addition, the Board of Directors has determined that each of Mr. Halprin, Dr. Bristow and Mr. Goldby is an audit committee financial expert within the meaning of the rules of the SEC.

Responsibilities

          The responsibilities of the Audit Committee include appointing an independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. Management is responsible for the Company’s internal controls and financial reporting process. The Audit Committee’s responsibility is to oversee these processes and the Company’s internal controls. The Audit Committee members are not acting as professional accountants or auditors, and their functions are not to duplicate or to certify the activities of management and the independent registered public accounting firm.

Review with Management and Independent Auditors

The Audit Committee held ten meetings during fiscal year 2009. The Audit Committee met and held discussions with management and representatives of the Company’s independent registered public accounting firm, Ernst & Young LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended May 31, 2009, were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended May 31, 2009, with management and the Company’s independent registered public accounting firm. The Audit Committee met with the Company’s independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their audit, the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 114, The Auditor’s Communication with Those Charged with Governance, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, which supersedes SAS No. 61, as amended, including the judgment of the independent registered public accounting firm as to the quality of the Company’s accounting principles.

The Audit Committee also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and the Audit Committee discussed the independence of Ernst & Young LLP with that firm. The Audit Committee has considered the compatibility of non-audit services with the auditors’ independence.

Charter

          The Board has adopted a written charter for the Audit Committee. The charter is reviewed annually for changes, as appropriate, and was last amended in July 2006. A copy of the charter of the Audit Committee is available on the Company’s website at www.landec.com.

Summary

          Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009, as filed with the SEC.

          This report is submitted by the Audit Committee.

Stephen E. Halprin (Chairman)
Duke K. Bristow, Ph.D.
Steven Goldby

EXECUTIVE OFFICERS OF THE COMPANY

          The following sets forth certain information with regard to executive officers of the Company. Ages are as of August 17, 2009.

          Gary T. Steele (age 60) has been President, Chief Executive Officer and a director of the Company since 1991 and Chairman of the Board of Directors since January 1996. Mr. Steele has over 27 years of experience in the biotechnology, instrumentation and material science fields. From 1985 to 1991, Mr. Steele was President and Chief Executive Officer of Molecular Devices Corporation, a bioanalytical instrumentation company. From 1981 to 1985, Mr. Steele was Vice President, Product Development and Business Development at Genentech, Inc., a biomedical company focusing on pharmaceutical drug development. Mr. Steele has also worked with McKinsey and Co. and Shell Oil Company.

          David D. Taft, Ph.D. (age 71) has been Chief Operating Officer of the Company since 1993 and was Chief Operating Officer of Apio, Inc. from October 2002 to May 2005. Dr. Taft also served as a director of the Company from 1990 through 1995. From February 1986 to April 1993, Dr. Taft was Vice President and Group Manager of the Manufacturing Group at Raychem Corporation. From July 1983 to January 1986, Dr. Taft was Group Manager of the Telecom Group at Raychem Corporation and was appointed to the position of Vice President in October 1984. Dr. Taft has over 40 years of experience in the specialty chemical industry in research and development, sales and marketing, manufacturing and general management. Prior to joining Raychem Corporation, Dr. Taft was Executive Vice President of the Chemical Products Division and a Director of Henkel Corporation. Dr. Taft was also an executive with General Mills Chemicals and Ashland Chemical.

          Ronald Midyett (age 43) has been President and Chief Executive Officer of Apio, Inc., a wholly-owned subsidiary of Landec, since January 2008, and a Vice President of the Company since February 2008. Mr. Midyett joined Apio in May 2005 as Chief Operating Officer. Prior to joining Apio, Mr. Midyett was Senior Vice President of Operations for Dole Fresh Vegetables. Mr. Midyett has over 20 years of technology and operations experience in the produce industry. Mr. Midyett is currently a member of the board of directors of the United Fresh Fruit and Vegetable Association.

          Gregory S. Skinner (age 48) has been Chief Financial Officer and Vice President of Finance of the Company since November 1999 and Vice President of Administration since November 2000. From May 1996 to October 1999, Mr. Skinner served as Controller of the Company. From 1994 to 1996, Mr. Skinner was Controller of DNA Plant Technology and from 1988 to 1994 he was with Litton Electron Devices. Prior to joining Litton Electron Devices, Mr. Skinner was with Litton Industries, Inc. and Arthur Anderson & Company.

          Steven P. Bitler, Ph.D. (age 51) has been Vice President, Corporate Technology of the Company since March 2002. From 1988 until March 2002, Dr. Bitler held various positions with the Company related to the Company’s polymer product development and thermal switch products. Prior to joining the Company, Dr. Bitler developed new high strength polymeric materials at SRI International.

          Molly A. Hemmeter (age 42) has been Vice President, Business Development and Global Marketing of the Company since June 2009. From July 2006 until joining the Company in June 2009, Ms. Hemmeter was Vice President of Global Marketing and New Business Development for the Performance Materials division of Ashland, Inc. Ms. Hemmeter was responsible for, and created processes for, identifying global new business development opportunities. Prior to Ashland, Ms. Hemmeter was Vice President of Strategy and Marketing for Siterra Corporation in San Francisco, a privately held company delivering on-demand software for managing real estate asset portfolios. Prior to Siterra, she was the Co-Founder and Chief Marketing Officer of CriticalArc Technologies, a privately held company that developed customer intelligence software for the foodservice industry. Ms. Hemmeter also held a variety of managerial positions at Bausch & Lomb and Eli Lilly.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth the beneficial ownership of the Company’s Common Stock as of August 17, 2009 as to (i) each person who is known by the Company to beneficially own more than five percent of any class of the Company’s voting stock, (ii) each of the Company’s directors, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement (the “Named Executive Officers”), and (iv) all directors and executive officers as a group. Unless otherwise indicated, the business address of each director and executive officer named below is c/o Landec Corporation, 3603 Haven Avenue, Menlo Park, CA 94025.

	SHARES BENEFICIALLY OWNED (1)

NAME	NUMBER OF SHARES		PERCENT OF TOTAL(2)

5% Stockholders
Wynnefield Partners Small Cap Value, L.P.
Wynnefield Partners Small Cap Value, L.P. I
Wynnefield Small Cap Value Offshore Fund, Ltd.
Wynnefield Capital, Inc.
450 7th Avenue, Suite 509
New York, NY 10123	1,867,158	(3)	7.08%

Tocqueville Asset Management, L.P.
Tocqueville Small Cap Fund
1675 Broadway
New York, NY 10019	1,643,823	(4)	6.24%

Security Global Investors LLC
SBL Series Q (Small Cap Value Series)
SBL Series V (Mid Cap Value Series)
Rydex SGI Mid Cap Value Fund
Rydex SGI Mid Cap Value Institutional Fund
Rydex SGI Small Cap Value Fund
One Security Benefit Place
Topeka, KS 66636	1,427,938	(5)	5.42%

Gary T. Steele	699,271	(6)	2.60%
Chairman of the Board of Directors, Chief Executive Officer and President

David D. Taft, Ph.D.	151,156	(7)	*
Chief Operating Officer

Ronald Midyett	180,832	(8)	*
Chief Executive Officer of Apio, Inc.
Vice President of Landec

Gregory S. Skinner	314,281	(9)	1.18%
Chief Financial Officer and Vice President of Finance & Administration

Steven P. Bitler, Ph.D.	64,752	(10)	*
Vice President, Corporate Technology

Molly A. Hemmeter	0	(11)	*
Vice President, Business Development

	SHARES BENEFICIALLY OWNED (1)

NAME	NUMBER OF SHARES		PERCENT OF TOTAL(2)

Duke K. Bristow, Ph.D., Director	55,001	(12)	*

Steven Goldby, Director	7,777	(13)	*

Dean Hollis, Director	0	(14)	*

Robert Tobin, Director	55,001	(15)	*

Frederick Frank, Director	372,553	(16)	1.41%

Stephen E. Halprin, Director	126,081	(17)	*

Richard S. Schneider, Ph.D., Director	155,202	(18)	*

Nicholas Tompkins, Director	89,603	(19)	*

All directors and executive officers as a group (14 persons)	2,271,510	(20)	10.28%

* Less than 1%

(1)

Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of capital stock.

(2)

As of August 17, 2009, 26,358,815 shares of Common Stock were issued and outstanding. Percentages are calculated with respect to a holder of options exercisable within 60 days after August 17, 2009 as if such holder had exercised his options. Option shares held by other holders are not included in the percentage calculation with respect to any other holder.

(3)	This information is based on a Schedule 13G filed with the SEC on December 31, 2008.

(4)	This information is based on a Schedule 13G filed with the SEC on June 30, 2009.

(5)	This information is based on a Schedule 13F filed with the SEC on June 30, 2009.

(6)

This number includes 198,358 shares held in trust of which Mr. Steele is a beneficial owner. This number also includes 500,913 shares subject to outstanding stock options exercisable within 60 days after August 17, 2009.

(7)	This number includes 15,944 shares subject to outstanding stock options exercisable within 60 days after August 17, 2009.

(8)	This number includes 177,499 shares subject to outstanding stock options exercisable within 60 days after August 17, 2009.

(9)

This number includes 7,500 shares subject to outstanding stock options exercisable within 60 days after August 17, 2009, owned by Stacia Skinner, Mr. Skinner’s wife, and 4,911 shares owned by Mrs. Skinner. This number also includes 162,291 shares subject to outstanding stock options exercisable within 60 days after August 17, 2009.

(10)	This number includes 31,666 shares subject to outstanding stock options exercisable within 60 days after August 17, 2009.

(11)	No granted options or RSUs will vest within 60 days of August 17, 2009.

(12)	This number includes 50,000 shares subject to outstanding stock options exercisable within 60 days after August 17, 2009.

(13)	This number includes 7,777 shares subject to outstanding stock options exercisable within 60 days after August 17, 2009.

(14)	No granted options or RSUs will vest within 60 days of August 17, 2009.

(15)	This number includes 50,000 shares subject to outstanding stock options exercisable within 60 days after August 17, 2009.

(16)	This number includes 110,000 shares subject to outstanding stock options exercisable within 60 days after August 17, 2009.

(17)

This number includes 36,081 shares held in a trust of which Mr. Halprin is a beneficial owner. This number also includes 90,000 shares subject to outstanding stock options exercisable within 60 days after August 17, 2009.

(18)

This number includes 65,202 shares held in a trust of which Dr. Schneider is a beneficial owner. This number also includes 90,000 shares subject to outstanding stock options exercisable within 60 days after August 17, 2009.

(19)	This number includes 600 shares held by Mr. Tompkins’s minor children. This number also includes 10,000 shares subject to outstanding stock options exercisable within 60 days after August 17, 2009.

(20)	This number includes an aggregate of 1,303,590 shares held by officers and directors which are subject to outstanding stock options exercisable within 60 days after August 17, 2009.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

          Landec’s compensation program is intended to meet three principal objectives: (1) attract, reward and retain officers and other key employees; (2) motivate these individuals to achieve the Company’s short-term and long-term corporate goals; and (3) align the interests of our executives with those of our stockholders.

          The compensation program is designed to balance an executive’s achievements in managing the day-to-day business and addressing shorter-term challenges facing the company, such as the effects of weather-related disruptions and competitive pressures, with incentives to achieve our long-term vision to be the innovative leader in our food technology and technology licensing businesses.

          The above policies guide the Compensation Committee (the “Committee”) in assessing the proper allocation between long-term compensation, current cash compensation and short-term bonus compensation. Other considerations include Landec’s business objectives, its fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive practices and trends and regulatory requirements.

Establishing Executive Compensation

          Landec’s executive compensation program is overseen and administered by the Committee, which is comprised entirely of independent directors as determined in accordance with various Nasdaq, SEC and Internal Revenue Code rules. The Committee operates under a written charter adopted by our Board. A copy of the Committee’s charter is available at www.landec.com.

          In determining the particular elements of compensation that will be used to implement Landec’s overall compensation policies, the Committee takes into consideration a number of factors related to Landec’s performance, such as Landec’s earnings per share, profitability, revenue growth and business-unit-specific operational and financial performance, as well as competitive practices among our peer group.

          The Committee reviews market compensation levels and practices annually to determine whether any adjustments to an individual Named Executive Officer’s compensation are warranted. The Committee obtains information on the competitive market from two sources:

•	Publicly disclosed compensation data from the peer group of materials science and food industries described below; and

•	Published and proprietary compensation survey data from materials science and food industries, as well as from a broader set of general industry surveys and companies.

          The Committee considers both the peer group and survey data in determining the competitive market for each Named Executive Officer position.

          The Committee on occasion meets with Landec’s President and Chief Executive Officer, Mr. Steele, and/or other executives to obtain recommendations with respect to Company compensation programs, practices and packages for executives, other employees and directors. Management makes recommendations to the Committee on the base salary, bonus targets and equity compensation for the executive team and other employees.

Peer Group

          The Company’s peer group typically includes a broad range of companies in the materials science and food industries with whom Landec competes for executive talent. For fiscal year 2009, the Committee considered major competitors for executive talent and companies that operate in the same or similar industries as Landec. For fiscal year 2009, the peer group consisted of the following companies: Fresh Express, Del Monte, Dole, Air Products,

Syngenta, and Dupont. The Committee monitors the peer group to assess its appropriateness as a source of competitive compensation data and adds or removes companies as needed.

          Data on the compensation practices of the above-mentioned peer group generally is gathered through searches of publicly available information, including publicly available databases. Peer group data is gathered with respect to base salary, bonus targets and all equity and non-equity awards (including stock options, performance shares, restricted stock and long-term, cash-based awards). Peer group data does not include generally available benefits, such as 401(k) plans or health care coverage.

          Landec’s goal is to target base pay and total cash compensation at the market’s 50th percentile based on market and industry data. In determining base salary, the Committee considers other factors such as job performance, skill set, prior experience, the executive’s time in his or her position and/or with Landec, internal consistency regarding pay levels for similar positions or skill levels within the Company, external pressures to attract and retain talent, and market conditions generally. Targeting total compensation at the 50th percentile, and therefore providing incentive compensation opportunity, rewards goal achievement and allows total compensation to be competitive as a whole, while taking into account business cyclicality. Base pay and target cash compensation are analyzed by management to determine variances to the Company’s compensation targets using the combination of publicly available information and survey data as described above. Mr. Steele uses market data in making his recommendations to the Committee for executives who report directly to him.

Elements of Compensation

          There are three major elements that comprise Landec’s compensation program: (i) base salary; (ii) annual cash incentive opportunities, including bonuses; and (iii) equity incentives in the form of stock options and/or restricted stock unit awards.

Base Salaries

          The base salaries of executive officers are set at levels intended to be competitive with other companies engaged in similar activities and with other businesses of comparable size, scope and location that compete for executive talent. To retain and attract the level of talent necessary for Landec to succeed, the Committee expects that the base salaries should be in the middle of the range of base salaries for comparable positions.

          Base salaries are not necessarily adjusted annually but are generally adjusted when the Committee judges that a change is warranted by a change in an executive officer’s responsibilities, demonstrated performance or relevant market data.

          The salaries paid to the Named Executive Officers in fiscal year 2009 are shown on the Summary Compensation Table. The Committee has not authorized any salary changes in fiscal year 2010 for any of the Named Executive Officers.

Annual Cash Bonus Plan

          Landec maintains an annual cash bonus plan for senior executives to encourage and reward achievement of Landec’s business goals and to assist Landec in attracting and retaining executives by offering an opportunity to earn a competitive level of compensation. Consistent with our overall compensation objective of linking compensation to performance, aligning executive compensation with stockholder interests and attracting and retaining top level executive officers in the industry, annual cash bonus targets are set as a percentage of base salary. For fiscal year 2009, the CEO had a target bonus of 80% of base salary up to a maximum of 100% of his base salary, and the other Named Executive Officers had target bonuses of 40% to 50% of base salary up to a maximum of 100% to 104% of their base salary. Bonus targets and ranges are typically set in June of each fiscal year. Specific criteria for corporate, business unit and individual objectives are also set at this time. In the case of the executive officers, including the Named Executive Officers, the bonus targets and criteria are approved by the Committee.

          The overall corporate objectives are intended to be challenging but achievable. Such objectives are based on actual performance compared to predetermined financial performance targets, which are weighted depending upon whether the employee is a member of a business unit or the corporate staff. For the CEO, COO, CFO, and VP,

Corporate Technology of Landec (“Corporate Executives”), the award calculation for fiscal year 2009 was based on the Company’s annual consolidated financial results, specifically consolidated revenues and net income. For the CEO of Apio, a business unit of Landec, the award calculation was based on Apio’s annual financial results, specifically Apio’s revenues and controllable income.

          The financial objectives are set at the beginning of each fiscal year, on a consolidated basis and for each business unit. The financial objectives are based on the internally-developed financial plan for the fiscal year. In fiscal year 2009, the Company’s financial performance was measured based on established targets for revenues and income. If either of the financial objectives for Corporate Executives were not met, the potential bonus would be adjusted downward proportionately and if revenues were missed by more than 10% or income was missed by more than 5%, no bonus would be earned. If either or both of the financial objectives were exceeded, the potential bonus would be adjusted proportionately upward, up to the maximum target bonus for each Corporate Executive. For the Corporate Executives, the net income target for consolidated Landec was $12.8 million and the revenue target for consolidated Landec was $263.7 million. For the CEO of Apio, the controllable income target for Apio was $17.9 million and the revenue target for Apio was $256.5 million. For fiscal year 2009, the Corporate Executives and the CEO of Apio did not earn a bonus because neither the revenue nor income targets for Landec or Apio were achieved.

          Based on the metrics described above, the Named Executive Officers target bonus, maximum bonus and actual bonus earned for fiscal year 2009 are as follows:

Named Executive Officer	Target Bonus	Maximum Bonus	Bonus Earned

Gary T. Steele	$300,000	$375,000	$—
David D. Taft, Ph.D.	$150,000	$300,000	$—
Ronald Midyett	$137,500	$286,000	$—
Gregory S. Skinner	$132,500	$265,000	$—
Steven P. Bitler, Ph.D.	$76,000	$190,000	$—

Long-Term Incentive Compensation

          Landec provides long-term incentive compensation through awards of stock options and restricted stock units (also referred to as “restricted stock units” (“RSUs”) or “stock awards”) that generally vest over multiple years. Landec’s equity compensation program is intended to align the interests of officers with those of the stockholders by creating an incentive for officers to maximize stockholder value. The equity compensation program also is designed to encourage officers to remain employed with Landec despite a very competitive labor market.

          Awards to eligible employees, including Named Executive Officers, are generally made on an annual basis. Awards must be approved by the Committee or the Board. In general, the number of options/RSUs awarded to each executive officer is determined subjectively based on a number of factors, including the officer’s degree of responsibility, general level of performance, ability to affect future Company performance, salary level and recent noteworthy achievements, as well as prior years’ awards. All grants have been approved by the Board of Directors or the Committee and have a per share exercise price equal to the fair market value of Landec Common Stock on the grant date. The Committee has not granted, nor does it intend in the future to grant, equity compensation awards to executives in anticipation of the release of material nonpublic information that is likely to result in changes to the price of Landec Common Stock, such as a significant positive or negative earnings announcement. Similarly, the Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates. Also, because equity compensation awards typically vest over a three or four year period, the value to recipients of any immediate increase in the price of Landec’s stock following a grant will be attenuated.

          The Committee regularly monitors the environment in which Landec operates and makes changes to the Company’s equity compensation program to help the Company meet its goals, including achieving long-term stockholder value. In order to continue to attract and retain highly skilled employees, the Committee approved changes to Landec’s equity compensation program that were designed to reward Landec’s employees for their hard work and commitment to the long-term success and growth of Landec. Specifically, in fiscal year 2007, the Company began granting both stock options and RSUs. Landec grants stock options because they can be an effective tool for meeting Landec’s compensation goal of increasing long-term stockholder value because employees are able to profit from stock options only if Landec’s stock price increases in value over the stock option’s exercise price. Landec believes the options that it grants provide effective incentives to option holders to achieve increases in the value of Landec’s stock. Landec grants RSUs because they provide a more predictable value to employees than stock options, and therefore are efficient tools in retaining and motivating employees, while also serving as an incentive to increase the value of Landec’s stock. RSUs also can be a more efficient means of using equity plan share reserves because fewer RSUs are needed to provide a retention and incentive value as compared to awards of stock options.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

          Landec maintains a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Under the 401(k) Plan, all Landec employees are eligible to receive matching contributions from Landec that are subject to vesting over time. The matching contribution for the 401(k) Plan year 2009 was $0.67 for each dollar on the first 6% of each participant’s pretax contributions and was calculated and paid on a payroll-by-payroll basis, subject to applicable federal limits, and subject to vesting. Landec also makes an annual “reconciling match” designed to more evenly determine the amount of matching contributions that eligible employees receive. This reconciling match works by recalculating the regular matching contribution as if it were paid on an annualized, instead of payroll-by-payroll, basis. If the annualized matching contribution would have been higher, Landec contributes a matching contribution equal to the difference between the two. Other than the 401(k) Plan, Landec does not provide defined benefit pension plans or defined contribution retirement plans to its executives or other employees.

          Landec also offers a number of other benefits to the Named Executive Officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs include medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, wellness programs, educational assistance and certain other benefits.

          The 401(k) Plan and other generally available benefit programs allow Landec to remain competitive with respect to employee talent, and Landec believes that the availability of the benefit programs generally enhances employee productivity and loyalty to Landec. The main objectives of Landec’s benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals and enhanced health and productivity. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.

Compensation of Chief Executive Officer

          During fiscal year 2009, Mr. Steele received a salary of $375,000 in accordance with the terms of his employment agreement. In setting Mr. Steele’s salary, target bonus and equity compensation grant, the Committee relied on market-competitive pay data and the strong belief that the Chief Executive Officer significantly and directly influences Landec’s overall performance. The Committee also took into consideration the overall compensation policies discussed above. As indicated above under “Annual Cash Bonus Plan”, Landec’s actual financial performance for fiscal year 2009 did not result in a bonus to Mr. Steele under the Company’s annual cash bonus plan. On May 21, 2009, Mr. Steele was granted an option for 37,500 shares of common stock that will vest over three years and a Restricted Stock Unit award for 12,500 shares, which will vest and be payable in common stock on May 21, 2012.

Compliance with Internal Revenue Code Section 162(m)

          Section 162(m) of the Code, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. The Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to Named Executive Officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to long-term incentive awards will be treated as qualified performance-based compensation under

Section 162(m). In addition, the Committee reserves the right to authorize compensation payments that may be in excess of the limit when the Committee believes such payments are appropriate and in the best interest of Landec and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

Compensation Committee Interlocks and Insider Participation

          The Committee is composed of Dr. Schneider (Chairman), Mr. Frank and Mr. Tobin. During fiscal year 2009, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Committee. None of the Committee’s current or former members has at any time been an officer or employee of Landec. None of Landec’s executive officers serve, or in the past fiscal year have served, as members of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on Landec’s Board of Directors or Committee.

Compensation Committee Report

          The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Landec specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

          The Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2009. Based on the review and discussions, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in Landec’s Proxy Statement for its 2009 Annual Meeting of Stockholders.

          This report is submitted by the Committee.

Richard S. Schneider, Ph.D. (Chairman)
Frederick Frank
Robert Tobin

Summary Compensation

          The following table shows compensation information for fiscal years 2009 and 2008 for the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($) (5)	Total ($)

Gary T. Steele	2009	375,000	—	709	905	—	—	11,999	388,613
President and Chief Executive Officer	2008	375,000	—	—	—	—	—	9,644	384,644
and Chairman of the Board	2007	375,000	500,000	—	7,524	375,000	—	6,706	1,264,230

David D. Taft, Ph.D.	2009	300,000	—	10,422	14,388	—	—	11,495	336,305
Chief Operating Officer	2008	300,000	—	9,981	13,793	—	—	5,722	329,496
	2007	300,000	100,000	8,936	13,114	209,653	—	11,938	643,641

Ronald Midyett	2009	275,000	—	34,471	153,666	—	—	25,855	488,992
President and Chief Executive Officer	2008	275,000	—	9,981	147,041	137,500	—	25,605	595,127
of Apio, Inc.
Vice President of Landec

Gregory S. Skinner	2009	265,000	—	10,422	14,339	—	—	7,463	297,224
Chief Financial Officer & V.P. of	2008	265,000	—	9,981	13,793	—	—	5,384	294,158
Finance and Administration	2007	265,000	250,000	8,936	17,744	185,193	—	14,900	741,773

Steven P. Bitler, Ph.D.	2009	190,000	—	10,280	14,158	—	—	16,102	230,540
Vice President, Corporate Technology	2008	190,000	—	9,981	13,793	—	—	5,870	219,644
	2007	190,000	—	8,936	15,833	106,224	—	9,625	330,618

(1)	Amounts consist of the bonus earned as a result of the successful sale of the Company’s former direct marketing and sales seed corn company, Fielder’s Choice Direct, to Monsanto Company on December 1, 2006.

(2)

Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the compensation costs recognized by Landec in fiscal years 2009 and 2008 for RSU awards as determined pursuant to FAS 123R. These compensation costs reflect RSU awards granted in fiscal year 2008 and 2009. The assumptions used to calculate the value of the RSU awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2009. In accordance with SEC rules, these amounts exclude estimates of forfeitures in the case of awards with service-based vesting conditions.

(3)

Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the compensation costs recognized by Landec in fiscal years 2009 and 2008 for stock option awards as determined pursuant to FAS 123R. These compensation costs reflect option awards granted in prior years. The assumptions used to calculate the value of stock option awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2009. In accordance with SEC rules, these amounts exclude estimates of forfeitures in the case of awards with service-based vesting conditions.

(4)	Amounts consist of bonuses earned for meeting/exceeding financial performance targets in fiscal years 2008 and 2007 under the Company’s annual cash bonus plan.

(5)

Amounts consist of Company paid life insurance and an employer 401(k) match for all Named Executive Officers. For Mr. Steele, the amount shown also includes Company-paid disability insurance for which Mr. Steele is the beneficiary. During fiscal year 2009, Dr. Taft received a 15-year service award in the amount of $1,480 and Dr. Bitler received a 20-year service award in the amount of $7,402. For Mr. Midyett it includes an annual car allowance of $15,000.

Grants of Plan-Based Awards

          The following table shows all plan-based awards granted to the Named Executive Officers during fiscal year 2009. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the “Outstanding Equity Awards at Fiscal 2009 Year-End” table on the following page.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ share)	Grant Date Fair Value of Stock and Option Awards ($)(2)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Gary T. Steele	05/21/2009	—	—	—	—	—	—	—	37,500	6.22	99,195
	05/21/2009	—	—	—	—	—	—	12,500	—	—	77,750
	N/A	0	300,000	375,000	—	—	—	—	—	—	—

David D. Taft, Ph.D.	05/21/2009	—	—	—	—	—	—	—	22,500	6.22	59,517
	05/21/2009	—	—	—	—	—	—	7,500	—	—	46,650
	N/A	0	150,000	300,000	—	—	—	—	—	—	—

Ronald Midyett	07/22/2008	—	—	—	—	—	—	—	30,000	8.19	93,930
	07/22/2008	—	—	—	—	—	—	10,000	—	—	81,900
	05/21/2009	—	—	—	—	—	—	—	52,500	6.22	138,873
	05/21/2009	—	—	—	—	—	—	18,750	—	—	116,625
	N/A	0	137,500	286,000	—	—	—	—	—	—	—

Gregory S. Skinner	05/21/2009	—	—	—	—	—	—	—	22,500	6.22	59,517
	05/21/2009	—	—	—	—	—	—	7,500	—	—	46,650
	N/A	0	132,500	265,000	—	—	—	—	—	—	—

Steven P. Bitler, Ph.D.	05/21/2009	—	—	—	—	—	—	—	15,000	6.22	39,678
	05/21/2009	—	—	—	—	—	—	5,000	—	—	31,100
	N/A	0	76,000	190,000	—	—	—	—	—	—	—

(1)

Amounts shown are estimated payouts for fiscal year 2009 to the Named Executive Officers under Landec’s annual cash bonus plan. The target amount is based on a percentage of the individual’s fiscal year 2009 base salary. The maximum amount shown is equal to the individual’s base salary for Corporate Executives and 104% of the base salary for Mr. Midyett. No bonuses were received by these Named Executive Officers for fiscal year 2009. For more information on these awards, see the section entitled “Compensation Discussion and Analysis.”

(2)

The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to FAS 123R. Stock awards consist only of RSUs. The exercise price for all options granted to the Named Executive Officers is 100% of the fair market value of the shares of Landec Common Stock on the grant date. The option exercise price has not been deducted from the amounts indicated above. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of Landec common stock at such date in the future when the option is exercised. The value of the option following this exercise does not include the option exercise price. The options vest 1/36th per month and are fully vested three years after the date of grant. RSUs cliff vest on the third anniversary of the date of grant.

Equity Awards

          The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal year 2009. The awards for fiscal year 2009 identified in the table below are also reported in the “Grants of Plan-Based Awards” table on the previous page.

Outstanding Equity Awards at Fiscal 2009 Year-End

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)

Gary T. Steele	40,000	0	—	6.125	12/02/2009	—		—
	220,247	0	—	3.375	12/06/2010	—		—
	100,000	0	—	6.13	05/19/2012	—		—
	36,500	0	—	2.82	02/20/2013	—		—
	100,000	0	—	6.65	06/16/2014	—		—
	—	—	—	—	—	12,500	(2)	98,750
	0	37,500	—	6.22	05/21/2016

David D. Taft, Ph.D.	3,444	0	—	6.09	07/29/2012	—		—
	9,722	278	—	8.86	06/15/2013	—		—
	0	22,500	—	6.22	05/21/2016	—		—
	—	—	—	—	—	3,333	(2)	26,797
	—	—	—	—	—	7,500	(2)	50,850

Gregory S. Skinner	85,000	0	—	6.75	12/03/2009	—		—
	19,791	0	—	3.80	05/07/2012	—		—
	10,000	0	—	6.13	05/19/2012	—		—
	9,722	278	—	8.86	06/15/2013	—		—
	35,000	0	—	7.50	09/30/2014	—		—
	0	22,500	—	6.22	05/21/2016	—		—
	—	—	—	—	—	3,333	(2)	26,797
	—	—	—	—	—	7,500	(2)	50,850

Steven P. Bitler, Ph.D.	5,000	0	—	6.75	12/03/2009	—		—
	15,000	0	—	1.89	12/05/2012	—		—
	9,722	278	—	8.86	06/15/2013	—		—
	0	15,000	—	6.22	05/21/2016	—		—
	—	—	—	—	—	3,333	(2)	26,797
	—	—	—	—	—	5,000	(2)	33,900

Ronald Midyett	150,000	0	—	6.13	5/19/2012	—		—
	9,722	278	—	8.86	6/15/2013	—		—
	8,333	21,667	—	8.19	7/22/2015	—		—
	0	52,500	—	6.22	5/21/2016	—		—
	—	—	—	—	—	3,333	(2)	26,797
	—	—	—	—	—	18,750	(2)	127,125

(1)	Value is based on the closing price of Landec Common Stock of $6.78 as of May 31, 2009 as reported on the Nasdaq Global Select Market.

(2)

The Restricted Stock Units were granted on May 21, 2009 and vest on the third anniversary of the date of grant. Assuming continued employment with Landec, each holder of RSUs will be entitled to receive the specified number of shares of Landec Common Stock on May 21, 2012.

Option Exercises and Stock Vested

          The following table shows all stock options exercised and the value realized upon exercise and the number of stock awards vested and the value realized upon vesting by the Named Executive Officers during fiscal year 2009.

Option Exercises and Stock Vested For Fiscal 2009

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Gary T. Steele	3,500		10,325	—	—
David D. Taft, Ph.D.	0		0	—	—
Gregory S. Skinner	22,000	(2)	25,840	—	—
Steven P. Bitler, Ph. D.	10,000		8,120	—	—
Ronald Midyett	0		0	—	—

(1)

The value realized equals the difference between the option exercise price and the fair market value of Landec Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)

Mr. Skinner exercised 20,000 options and received 16,037 shares of Landec Common Stock. The value of 3,963 options was used to cover the exercise price and taxes on a portion of the options exercised. 2,000 options were exercised by Mr. Skinners’ wife.

Employment Contracts and Potential Payments upon Termination or Change in Control

          Employment Contracts

          The Company entered into an employment agreement with Mr. Steele as of January 1, 2009, setting forth the terms of his employment. The employment agreement expires on December 31, 2011 unless renewed or extended by both parties, and provides that Mr. Steele shall be paid an annual base salary of $375,000 for calendar year 2009 and $450,000 beginning January 1, 2010 plus an annual incentive award under the Company’s annual cash bonus plan based upon the attainment of pre-determined, mutually established goals. Mr. Steele will be eligible for grants of equity interests under the Company’s 2009 Stock Incentive Plan at times and in such amounts as determined by the Compensation Committee.

          Potential Payments upon Termination or Change in Control

          Mr. Steele’s employment agreement provides that upon Mr. Steele’s death or disability, the Company shall pay Mr. Steele or his estate his unpaid base salary and the pro rata portion of his annual incentive award through the date of termination. If Mr. Steele is terminated without cause or if he terminates his employment for good reason (generally, any relocation of Mr. Steele’s place of employment, reduction in salary, or material reduction of his duties or authority), Mr. Steele will receive a severance payment equal to 100% of his annual base salary and a one-year acceleration of his unvested stock options and other equity awards, and the Company will pay the monthly premiums for health insurance coverage for Mr. Steele (and his spouse) until Mr. Steele attains age 65 or at such earlier time as Mr. Steele receives substantially equivalent health insurance coverage in connection with new employment. In addition, the employment agreement provides that if Mr. Steele is terminated without cause or terminates his employment for good reason within two (2) years following a “change of control,” Mr. Steele will receive a severance payment equal to 150% of his annual base salary and the Company will pay the monthly premiums for health insurance coverage for Mr. Steele (and his spouse) until Mr. Steele attains age 65 or at such earlier time as Mr. Steele receives substantially equivalent health insurance coverage in connection with new employment. In the event of a “change in control,” all of Mr. Steele’s unvested stock options or other equity awards shall immediately vest and become exercisable. Mr. Steele agreed, as part of his employment agreement, not to solicit, induce, recruit, encourage or take away employees or consultants of the Company for a period of two years following his termination. In addition, Mr. Steele agreed not to solicit any licensor to or employee or customer of the Company for a period of two years following his termination.

          If Mr. Steele’s employment with the Company had been terminated without cause or for good reason in connection with a change of control of the Company on May 31, 2009, the last business day of Landec’s fiscal year 2009, Mr. Steele would have received the following severance benefits under his employment agreement:

1)	Approximately $573,000 over the following 18-month period; and

2)

Approximately $58,000 in health insurance premiums, assuming no increases in premiums, until he attains age 65, assuming he does not receive substantially equivalent health coverage in connection with new employment.

Policies and Procedures with Respect to Related Party Transactions

          The Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions (other than compensation transactions). Additionally, under the Company’s Code of Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest.

Certain Relationships and Related Transactions

          Pursuant to the terms of farmer agreements entered into between Apio and the Nick Tompkins Ranch and Central Coast Produce, LLC (the “Tompkins Farms”), Apio provides packing, cooling and distributing services for produce planted and grown by the Tompkins Farms, and Apio purchases produce from these farms. The terms of the agreements are the same as the terms offered by Apio to other growers. During fiscal year 2009, Apio paid the Tompkins Farms $529,000 for produce. Mr. Tompkins, the Chairman of Apio and a director of the Company, wholly-owns the Nick Tompkins Ranch and has a greater than ten percent (10%) ownership interest in Central Coast Produce.

          On July 3, 2003, Apio entered into a Purchase Agreement (the “Purchase Agreement”) with Beachside Produce, LLC, a California limited liability company (“Beachside”) and the Growers (as defined below) to sell its domestic commodity vegetable business to Beachside. Beachside is owned and operated by a group of persons and entities (the “Growers”) that supply produce to Apio, including Mr. Tompkins, who owns 12.5% of Beachside. In connection with the Purchase Agreement, Apio, Beachside and the Growers entered into a supply agreement pursuant to which Beachside and the Growers have agreed to supply produce to Apio for its value-added and export trading businesses. During fiscal year 2009, the Company paid Beachside $2,660,000 for produce and recognized revenues derived from services provided to Beachside for cooling and storing produce of $4,145,000 and revenues of $1,324,000 from the sale of products to Beachside.

          During fiscal year 2009, Apio leased for approximately $316,000 land that is either owned, controlled or leased by Mr. Tompkins, and subleased that land to growers who deliver produce to Apio. The terms of the leases are substantially the same as the terms offered by Apio to other growers.

          During fiscal year 2009, Stacia Skinner, wife of Mr. Greg Skinner, the Company’s Chief Financial Officer, was employed at the Company and received approximately $126,232 in compensation. Mrs. Skinner, the Company’s Information Technology Director, does not report to the Company’s Chief Financial Officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of more than ten percent of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

          To the Company’s knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended May 31, 2009 all Section 16(a) filing requirements applicable to the Company’s officers, directors and holders of more than ten percent of the Company’s Common Stock were satisfied.

OTHER MATTERS

          The Board of Directors knows of no other matters to be submitted to the stockholders at the annual meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

          It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or vote their shares by telephone or via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Geoffrey P. Leonard

GEOFFREY P. LEONARD SECRETARY

Menlo Park, California August 25, 2009

APPENDIX A

LANDEC CORPORATION
2009 STOCK INCENTIVE PLAN

SECTION 1. INTRODUCTION.

1          The Landec Corporation 2009 Stock Incentive Plan will be effective (the “Effective Date) upon its approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2009 Annual Meeting of Stockholders of the Company. The Plan shall supersede the Existing Equity Plan effective as of the Effective Date such that no further awards shall be made under the Existing Equity Plan on or after such date. However, this Plan shall not, in any way, affect awards that are outstanding as of the Effective Date under the Existing Equity Plan or any other equity award plan of the Company. If the Company’s stockholders do not approve this Plan, no Awards will be made under this Plan and the Existing Equity Plan will continue in effect in accordance with its terms.

2          The purpose of the Plan is to promote the long-term success of the Company and the creation of Stockholder value by offering Key Service Providers an opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

3          The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants and Stock Units.

4          The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions), and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Committee. Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement.

SECTION 2. DEFINITIONS.

(a) “Affiliate” means any entity other than a Subsidiary if the Company and/or one or more Subsidiaries have a controlling interest in such entity. For purposes of the preceding sentence, except as the Committee may otherwise determine subject to the requirements of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(1), the term “controlling interest” has the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), provided that the words “at least 50 percent” are used instead of the words “at least 80 percent” each place such words appear in Treas. Reg. §1.414(c)-2(b)(2)(i). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A of the Code) apply but any such change shall not be effective for twelve (12) months. In addition, any Affiliate must also meet the requirements of subsection (c) under Rule 701 of the Securities Act.

(b) “Award” means any award of an Option, SAR, Stock Grant or Stock Unit under the Plan.

(c) “Board” means the Board of Directors of the Company, as constituted from time to time.

(d) “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, (i) a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and any applicable tax withholding obligations relating to the Option or (ii) the withholding of that number of Shares otherwise deliverable upon exercise of the Option whose aggregate Fair Market Value is equal to the aggregate exercise price of the Option.

(e) “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award agreement, any of the following events: (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Committee and shall be conclusive and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s Service at any time as provided in Section 12(a), and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.

(f) “Change In Control” except as may otherwise be provided in a Participant’s employment agreement or Award agreement, means the occurrence of any of the following: (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such transaction is owned by persons who were not stockholders of the Company immediately prior to such transaction; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (iii) the direct or indirect sale or exchange in a single transaction or series of related transactions by the stockholders of the Company of more than 50% of the voting stock of the Company to an unrelated person or entity if more than 50% of the combined voting power of the surviving entity’s securities outstanding immediately after such transaction is owned by persons who were not stockholders of the Company immediately prior to such transaction; or (iv) a complete liquidation or dissolution of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially

2

the same proportions by the persons who held the Company’s securities immediately before such transactions.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(h) “Committee” means the Compensation Committee of the Board or a subcommittee thereof or such other committee as may be designated by the Board to administer the Plan.

(i) “Common Stock” means the common stock, of the Company.

(j) “Company” means Landec Corporation, a Delaware corporation.

(k) “Consultant” means an individual who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director.

(l) “Covered Employees” means those persons who are subject to the limitations of Section 162(m) of the Code.

(m) “Director” means a member of the Board who is also an Employee.

(n) “Disability” means that the Participant is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(o) “Employee” means any individual who is a common law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(q) “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

(r) “Existing Equity Plan” means the Company’s 2005 Stock Incentive Plan.

(s) “Fair Market Value” means the market price of a Share as determined in good faith by the Committee. Such determination shall be conclusive and binding on all persons. The Fair Market Value shall be determined by the following: (i) if the Shares are admitted to trading on any established national stock exchange or market system, including without limitation the NASDAQ Global Market System, on the date in question, then the Fair Market Value shall be

3

equal to the closing sales price for such Shares as quoted on such national exchange or system on such date; or (ii) if the Shares are admitted to quotation on NASDAQ or are regularly quoted by a recognized securities dealer but selling prices are not reported on the date in question, then the Fair Market Value shall be equal to the mean between the bid and asked prices of the Shares reported for such date.

In each case, the applicable price shall be the price reported in The Wall Street Journal or such other source as the Committee deems reliable; provided, however, that if there is no such reported price for the Shares for the date in question, then the Fair Market Value shall be equal to the price reported on the last preceding date for which such price exists. If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate, consistent with the requirements of Section 409A or Section 422 of the Code, to the extent applicable.

(t) “Fiscal Year” means the Company’s fiscal year.

(u) “Grant” means any grant of an Award under the Plan.

(v) “Incentive Stock Option” or “ISO” means an incentive stock option described in Section 422 of the Code.

(w) “Key Service Provider” means an Employee, Director, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

(x) “Non-Employee Director” means a member of the Board who is not an Employee.

(y) “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(z) “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

(aa) “Optionee” means an individual, estate or other entity that holds an Option.

(bb) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(cc) “Participant” means an individual or estate or other entity that holds an Award under the Plan.

(dd) “Performance Goals” means one or more objective measurable performance factors as determined by the Committee with respect to each Performance Period based upon one or more factors, including, but not limited to: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added (“EVA”); (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable;

4

(xvii) writeoffs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) regulatory activity; (xxv) manufacturing, production or inventory; (xxvi) mergers and acquisitions or divestitures; and/or (xxvii) financings, each with respect to the Company and/or one or more of its Parent, Subsidiaries, Affiliates or operating units. Awards issued to persons who are not Covered Employees may take into account other factors. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Code, the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Goals applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the Performance Period that affect the applicable Performance Goals.

(ee) “Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(ff) “Plan” means this Landec Corporation 2009 Stock Incentive Plan as it may be amended from time to time.

(gg) “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s) in a manner described by Item 402(i)(1) of SEC Regulation S-K (or its successor provision).

(hh) “SAR Agreement” means the agreement described in Section 7 evidencing each Award of a Stock Appreciation Right.

(ii) “SEC” means the Securities and Exchange Commission.

(jj) “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(kk) “Securities Act” means the Securities Act of 1933, as amended. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(ll) “Service” means service as an Employee, Director, Non-Employee Director or Consultant. A Participant’s Service does not terminate if he or she is an Employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, an Employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have

5

terminated merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); provided that there is no interruption or other termination of Service.

(mm) “Share” means one share of Common Stock.

(nn) “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.

(oo) “Stock Grant” means Shares awarded pursuant to Section 8 of the Plan.

(pp) “Stock Grant Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Grant.

(qq) “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

(rr) “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded pursuant to Section 9 of the Plan.

(ss) “Stock Unit Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Unit.

(tt) “Subsidiary” means any corporation (other than the Company) or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with the Company and ending with such corporation or other entity. For purposes of the preceding sentence, except as the Committee may otherwise determine subject to the requirements of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(1), the term “controlling interest” has the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), provided that the words “at least 50 percent” are used instead of the words “at least 80 percent” each place such words appear in Treas. Reg. §1.414(c)-2(b)(2)(i). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A of the Code) apply but any such change shall not be effective for twelve (12) months. In addition, any Subsidiary must also meet the requirements of subsection (c) under Rule 701 of the Securities Act. A corporation or other entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(uu) “10-Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

(a) The Committee. The Committee shall administer the Plan.

6

(b) Delegation by the Committee. The Committee, on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company. Notwithstanding the foregoing, with respect to Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may not delegate its authority and powers with respect to such Awards if such delegation would cause the Awards to fail to so qualify. The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee, but only with respect to Participants who are not Section 16 Persons.

(c) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include, without limitation: (i) selecting Key Service Providers who are to receive Awards under the Plan; (ii) determining the type, number, vesting requirements and other features and conditions of such Awards and amending such Awards; (iii) correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or any Award agreement; (iv) accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate; (v) interpreting the Plan; (vi) making all other decisions relating to the operation of the Plan; and (vii) adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by employees of the Company and its Subsidiaries and Affiliates who reside outside the U.S., which plans and/or subplans shall be attached hereto as Appendices.

The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the Committee will exercise its discretion consistent with qualifying the Award from that exception. The Committee’s determinations under the Plan shall be final and binding on all persons.

(d) Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL.

(a) General Eligibility. Only Employees, Directors, Non-Employee Directors and Consultants shall be eligible to participate in the Plan. Eligibility shall be further limited, subject to such

7

express exceptions, if any, as the Committee may establish, to those persons as to whom the use of a Form S-8 registration statement is permissible.

(b) Incentive Stock Options. Only Key Service Providers who are Employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Service Provider who is a 10-Percent Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

(c) Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d) Beneficiaries. Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries to whom any vested Award shall be paid or issued in the event of the Participant’s death by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e) Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award. If performance conditions are included in Awards to Covered Employees, then such Awards will be subject to the achievement of Performance Goals established by the Committee. Such Performance Goals shall be established and administered pursuant to the requirements of Section 162(m) of the Code. Before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied. Awards with performance conditions that are granted to Key Service Providers who are not Covered Employees need not comply with the requirements of Section 162(m) of the Code.

(f) No Rights as a Stockholder. Except as set forth in Section 8(f), a Participant, or a transferee of a Participant, shall have no rights as a Stockholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(g) Termination of Service. Unless the applicable Award agreement or, with respect to Participants who reside in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option and/or SAR as applicable): (i) upon termination of Service for any reason,

8

all unvested portions of any outstanding Awards shall be immediately forfeited without consideration and the vested portions of any outstanding Stock Units shall be settled upon termination; (ii) if the Service of a Participant is terminated for Cause, then all unexercised Options and/or SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (iii) if the Service of Participant is terminated for any reason other than for Cause, death, or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within six months after the date of such termination; or (iv) if the Service of a Participant is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within six months after the date of termination of Service.

SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a) Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 1,900,000 Shares, subject to adjustment pursuant to Section 10.

(b) Additional Shares. If Options or SARs are forfeited or are terminated for any reason before being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan. SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs. Shares withheld in satisfaction of tax obligations pursuant to Section 13 as well as the Shares that represent payment of the Exercise Price shall cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if unvested Shares of Stock Grants or Stock Units are repurchased by the Company or are forfeited to the Company, such Shares shall become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment shall not result in a reduction of the number of Shares available for issuance under the Plan.

(c) Dividend Equivalents. Any dividend equivalents distributed as a Share equivalent under the Plan shall be applied against the number of Shares available for Awards.

(d) Share Limits.

(i)

Limits on Options. No Key Service Provider shall receive Options to purchase Shares during any Fiscal Year covering in excess of 500,000 Shares. The aggregate maximum number of Shares that may be issued in connection with ISOs shall be 1,900,000 Shares.

(ii)

Limits on SARs. The aggregate maximum number of Shares that may be issued in connection with SARs shall be 1,900,000 Shares. No Key Service Provider shall receive Awards of SARs during any Fiscal Year covering in excess of 500,000 Shares.

(iii)	Limits on Stock Grants and Stock Units. The aggregate maximum number of Shares that may be issued as Stock Grants or Stock Units shall in the aggregate be

9

1,900,000 Shares. No Key Service Provider shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 250,000 Shares.

(iv)

Limits on Awards to Non-Employee Directors. Awards to Non-Employee Directors shall be determined by the Committee provided, however that no Non-Employee Directors shall receive Awards during any Fiscal Year covering, in the aggregate, in excess of 30,000 Shares.

(v)	The foregoing share limits will be construed in a manner consistent with Section 162(m) of the Code.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 10.

(c) Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO grants to 10-Percent Stockholders) on the date of Grant. No such Award, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of NASDAQ.

(d) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed seven years from the date of Grant. A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement.

(e) Payment for Option Shares. The Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:

(i)

Surrender of Stock. Payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration (e.g., to avoid financial

10

accounting charges to the Company’s earnings). Such Shares shall be valued at their Fair Market Value.

(ii)	Cashless Exercise. Payment for all or a part of the Exercise Price may be made through Cashless Exercise.

(iii)	Other Forms of Payment. Payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 6(e). In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 6(e).

(f) Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything to the contrary, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option and, unless there is approval by the Company stockholders, the Committee may not Re-Price outstanding Options.

(g) Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 10.

11

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed seven years from the date of Grant. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO.

(e) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of grant of the SAR, in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. Notwithstanding the preceding sentence or anything to the contrary, no modification of a SAR shall, without the consent of the Participant, impair his or her rights or obligations under such SAR and, unless there is approval by the Company stockholders, the Committee may not Re-Price outstanding SARs.

(g) Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

12

SECTION 8. TERMS AND CONDITIONS FOR STOCK GRANTS.

(a) Time, Amount and Form of Awards. Awards made pursuant to this Section 8 shall be granted in the form of a Stock Grant. A Stock Grant may also be awarded in combination with NSOs, and such an Award may provide that the Stock Grant will be forfeited in the event that the related NSOs are exercised.

(b) Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to a period of restriction as determined by the Committee during which Shares subject to such Stock Grant are forfeitable to the Company upon such conditions as are set forth in the applicable Stock Grant Agreement. Each Stock Grant shall also be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the Stock Grant Agreements entered into under the Plan need not be identical.

(c) Payment for Stock Grants. Stock Grants may be issued with or without cash consideration under the Plan.

(d) Vesting Conditions. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Grant Agreement which may include Performance Goals pursuant to Section 4(e). A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e) Assignment or Transfer of Stock Grants. Except as provided in the applicable Stock Grant Agreement and then only to the extent permitted by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8(e) shall be void. However, this Section 8(e) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.

(f) Voting and Dividend Rights. The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Stock Grant Agreement, however, may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant. Such additional Shares subject to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

(g) Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Grants or may accept the cancellation of outstanding Stock Grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares. Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Grant shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Grant.

13

SECTION 9. TERMS AND CONDITIONS OF STOCK UNITS.

(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b) Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and is subject to adjustment of such number in accordance with Section 10.

(c) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(d) Vesting Conditions. Each Award of Stock Units shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement which may include Performance Goals pursuant to Section 4(e). A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A of the Code.

(f) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 10.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

14

(h) Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

(i) Assignment or Transfer of Stock Units. Except as provided in the applicable Stock Unit Agreement and then only to the extent permitted by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(i) shall be void. However, this Section 9(i) shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant’s death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.

SECTION 10. PROTECTION AGAINST DILUTION.

(a) Basic Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of: (i) the number of Shares and the kind of shares or securities available for future Awards under Section 5; (ii) the limits on Awards specified in Section 5; (iii) the number of Shares and the kind of shares or securities covered by each outstanding Award; or (iv) the Exercise Price under each outstanding SAR or Option.

References in the Plan to Shares will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 10. Unless the Committee determines otherwise, any adjustments hereunder shall be done on terms and conditions consistent with Section 409A of the Code.

(b) Certain Other Adjustments. The Committee may also make adjustments of the type described in Section 10(a) above to take into account distributions to stockholders other than those provided for in Section 10(a), or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code, the requirements of Section 409A of the Code, and for the performance-based compensation rules of Section 162(m) of the Code, where applicable.

(c) Participant Rights. Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 10 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in

15

respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(d) Fractional Shares. Any adjustment of Shares pursuant to this Section 10 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 11. EFFECT OF A CHANGE IN CONTROL.

(a) Change in Control. In the event that the Company is a party to a Change in Control, outstanding Awards shall be subject to the applicable agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant.

(b) Acceleration. In the event that a Change in Control occurs with respect to the Company and there is no assumption or continuation of outstanding Options, SARs or Stock Units pursuant to Section 11(a), the Committee may determine, in its sole discretion, that all such outstanding Options, SARs and Stock Units shall fully vest and be fully exercisable immediately prior to such Change in Control. The Committee may determine, at the time of granting an Award or thereafter, that such Award shall become fully vested as to all Shares subject to such Award in the event that a Change in Control occurs with respect to the Company. To the extent acceleration pursuant to this Section 10(b) of an Award subject to Section 409A of the Code would cause the Award to fail to satisfy the requirements of Section 409A of the Code, the Award shall not be accelerated and the Committee in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Shares and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 10, replicate the prior terms of the Award.

(c) Additional Limitations: Any Shares and any cash or other property delivered pursuant to Section 10(b) above with respect to an Award may, in the discretion of the Committee, contain such restrictions, if any, as the Committee deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Change in Control. In the case of Stock Grants that do not vest in connection with the Change in Control, the Committee may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock Grants in connection with the Change in Control be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate to carry out the intent of the Plan.

(d) Dissolution. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

SECTION 12. LIMITATIONS ON RIGHTS.

(a) Participant Rights. A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award. By accepting an Award

16

under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose. The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Service for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(b) Stockholders’ Rights. Except with as set forth in Section 8(f), a Participant shall have no dividend rights, voting rights or other rights as a Stockholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company). No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 10.

(c) Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

(d) Section 409A. Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and the Plan and such Awards shall be construed accordingly. Granted Awards may be modified at any time, in the Committee’s discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code, so long as such modification does not result in a reduction in value to the applicable Participant (unless the Participant consents in writing to such modification). Notwithstanding anything to the contrary in the Plan, neither the Company, any Subsidiary, nor the Board, nor any person acting on behalf of the Company, any Subsidiary, or the Board, shall be liable to any participant or to the estate or beneficiary of any participant or to any other holder of an option by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an option to satisfy the requirements of Section 409A of the Code.

17

SECTION 13. WITHHOLDING TAXES.

(a) General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. If a public market for the Company’s Shares exists, the Committee may permit a Participant to have the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired in satisfaction of all or a part of his or her withholding or income tax obligations (but not in excess of the minimum withholding required by law). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may, in its discretion, also permit a Participant to satisfy withholding or income tax obligations related to an Award through Cashless Exercise or through a sale of Shares underlying the Award.

SECTION 14. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan shall become effective upon its approval by Company stockholders. The Plan shall terminate on the seventh anniversary of the Effective Date and may be terminated on any earlier date pursuant to this Section 14, but previously granted Awards may continue beyond that date in accordance with their terms.

(b) Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. Any such termination of the Plan, or any amendment thereof, shall not impair any Award previously granted under the Plan. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent such approval is required by applicable laws, regulations or rules (including the Code and applicable stock exchange requirements).

18

3603 HAVEN AVENUE
SUITE E
MENLO PARK, CA 94025-1010

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Landec Corporation in mailing proxy materials, you can consent to receiving all future proxy  statements,  proxy  cards  and  annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Landec Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M16546-P84211	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LANDEC CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). The Board of Directors unanimously recommends a vote FOR all nominees for directors and proposals 2 and 3.

		O	O	O

1.	Election of Directors
Nominees:
01) Gary T. Steele 02) Nicholas Tompkins 03) Duke K. Bristow 04) Robert Tobin 05) Dean Hollis
					For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal Year ending May 30, 2010;				O	O	O

3.	To approve the Company’s 2009 Stock Incentive Plan;				O	O	O

and in their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please indicate if you plan to attend this meeting.		O	O

		Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

19

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’
Meeting to be held on October 15, 2009:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M16547-P84211

2009 ANNUAL MEETING OF STOCKHOLDERS

          The undersigned stockholder of Landec Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 25, 2009, and hereby appoints Gary T. Steele and Gregory S. Skinner, and each of them, with full power of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Landec Corporation to be held on October 15, 2009, at 1:30 p.m. local time, at the Seaport Conference Center, 459 Seaport Blvd., Redwood City, California 94063, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) FOR the election of five (5) directors of the Company, (2) FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending May 30, 2010, (3) FOR the proposal to approve the Company’s 2009 Stock Incentive Plan, and (4) as such proxy deems advisable on such other matters as may come before the meeting or any adjournment(s) thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

20